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                                                                   EXHIBIT 10(j)

                             SIFCO INDUSTRIES, INC.

                           CHANGE IN CONTROL AGREEMENT

         THIS AGREEMENT is made between SIFCO Industries, Inc. (the "Company"), and Frank Cappello (the "Executive"), dated as of the 9th day of November, 2000.

         1. PURPOSE OF THIS AGREEMENT. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined in Section 2(b)) of the Company, and the uncertainties and risks that a Change in Control would pose for the Executive. To this end, the Board desires to encourage the Executive's full attention and dedication to the Company, currently and in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon a Change in Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other similar corporations.

         2. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

         (a) "Beneficiary" means the person or entity designated by the Executive (on Exhibit B hereto) to receive payment of any benefits hereunder that are or may be payable after the Executive's death. The Executive may change his or her designation of Beneficiary by filing a revised Exhibit B with the Company prior to his or her death.

         (b) "Change in Control" means any of the following events:

             (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding common shares of the Company other than those held by the Voting Trust (the "Outstanding Company Common Shares") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote. generally in the election of directors other than that represented by shares held by the Voting Trust (the "Outstanding Company Voting Securities"); but for purposes of this subsection (i), the following acquisitions of voting securities shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or


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                  (D) any acquisition by any corporation pursuant to a
                  transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2; or

             (ii) Individuals who, as of the date of this Agreement, constitute the Board") cease for any reason to constitute at least a majority of the Board; but any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding from the Incumbent Board, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50%, respectively, of the then-outstanding common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding common shares of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (c) "Disability" means an illness or injury which, in the opinion of the Board, renders the Executive unable or incompetent to perform the job responsibilities which the Executive held or


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the job duties to which the Executive was assigned at the time such illness or injury was incurred, on a full-time basis for at least six (6) consecutive months.

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Voting Trust" means that certain voting trust entered into by agreement dated as of February 1, 1997, into which Common Shares of the Company have been deposited and with respect to which, as of November 30, 1999, Janice Carlson and Charles H. Smith, III are trustees.

         3. NOTICE OF CHANGE IN CONTROL. The Company shall provide the Executive with written notice of the occurrence of a Change in Control in accordance with
Section 13(b) of this Agreement within two (2) weeks after such Change in Control.

         4. BENEFITS UPON CHANGE IN CONTROL. In the event of a Change in Control, provided the Executive has not voluntarily terminated his employment or had his employment terminated involuntarily for cause, prior to a Change, in Control, the Executive shall receive the benefits described in Exhibit A attached hereto.

         5. DEATH. Notwithstanding any provision of this Agreement to the contrary, if the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement.

         6. DISABILITY. Notwithstanding any provision of this Agreement to the contrary, if the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive.

         7. RETIREMENT. Notwithstanding any provision of this Agreement to the contrary, if the Executive's employment is terminated by reason of the Executive's retirement from the Company at or after age 65, this Agreement shall terminate without further obligations to the Executive.

         8. NO TAX GROSS-UP PAYMENT. Notwithstanding anything to the contrary in this Agreement, if any portion of the compensation under the Agreement, or under any other agreement with or plan of the Company (in the aggregate "Total Payments"), would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code (the "Code"), then the payments to be made to the Executive under the Agreement shall be subject to the tax imposed by Section 4999 of the Code or any successor provision thereto unless the Company elects to reduce the payments to be made to the Executive under the Agreement


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because such reduction will provide a more favorable after-tax result for the
Executive with respect to the excise taxes described in this Section. The calculation of such potential excise tax liability, as well as the method in which any compensation reduction is applied, shall be conducted and determined by the Company's independent accountants, whose determinations shall be binding on all parties.

         9. SUCCESSORS. (a) This Agreement is personal to the Executive and shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         10. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  IF TO THE EXECUTIVE:               Frank Cappello
                                                     34230 Rosewood Trail
                                                     Willoughby Hills, OH 44094

                  IF TO THE COMPANY:                 SIFCO INDUSTRIES, INC.
                                                     970 East 64th Street
                                                     Cleveland, Ohio 44103
                                                     Attention: Jeff Gotschall

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communication shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.



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          (d) The Company may withhold from any amounts payable under this
Agreement such federal, state, local and/or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 2(f) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

SIFCO INDUSTRIES, INC.                           EXECUTIVE




By:  /s/Jeffrey P. Gotschall                     /s/Frank Cappello
     --------------------------                  ---------------------------
  Title: President and CEO                       Signature
                                                 Frank Cappello
                                                 ---------------------------
                                                 Printed Name




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                                    EXHIBIT A

                                       TO

                           CHANGE IN CONTROL AGREEMENT

                                    BENEFITS

In the event the Executive becomes eligible for benefits under Section 4 of the Agreement, the Company shall pay to the Executive or the Executive's Beneficiary in a lump sum in cash within thirty (30) days after the date of the Change in Control, an amount equal to $100,000 Dollars less applicable withholdings and taxes.


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                                    EXHIBIT B

                                       TO

                      CHANGE IN CONTROL SEVERANCE AGREEMENT

                           DESIGNATION OF BENEFICIARY

Executive hereby designates the following individual to receive payment of any benefits under this Agreement that may be due or payable after the Executive's death:

Domenica Cappello
-------------------------
Name of Beneficiary

Spouse
-------------------------
Relationship to Executive

/s/Frank Cappello
-------------------------
Signature of Exec

November 22, 2000
-------------------------
Date